                            JOINT FILING INFORMATION

Reporting Person:        DONDERO, JAMES D.

Address:                 300 CRESCENT COURT, SUITE 700
                         DALLAS, TEXAS 75201

Designated Filer:        DONDERO, JAMES D.

Issuer and Symbol:       NEXPOINT CREDIT STRATEGIES FUND ("NHF")

Date of Event
Requiring Statement:     6/21/2016

                         /s/ James D. Dondero
Signature:               ------------------------------------
                         James D. Dondero